Exhibit 99.1

Star Gas Partners, L.P. Reports Fiscal 2009 Fourth Quarter and Year-End Results

STAMFORD, Conn.--(BUSINESS WIRE)--December 9, 2009--Star Gas Partners, L.P. (the “Partnership” or “Star”) (NYSE:SGU), a home energy distributor and services provider specializing in heating oil, filed its fiscal 2009 annual Form 10-K with the SEC today and announced financial results for the fiscal 2009 fourth quarter and twelve-month period ended September 30, 2009.

Three months ended September 30, 2009 compared to three months ended September 30, 2008

The Partnership reported a 30.2 percent decrease in total revenue, to $115.8 million, due to a decline in heating oil selling prices, a decline in home heating oil volume, and lower installation and service sales. Home heating oil volume declined by 1.8 million gallons, or 7.8%, to 20.9 million gallons.

Total gross profit decreased $2.4 million due largely to a decline in installation and service gross profit.

The operating loss was reduced by $65.3 million to a loss of $24.3 million, as a favorable $70.1 million non-cash change in the fair value of derivatives was reduced by higher operating expenses and a decline in gross profit.

Net income was $32.3 million, up $124.2 million from a loss in fiscal 2008, principally due to the increase in the fair value of derivatives of $70.1 million and the recording of a net income tax benefit of $61.5 million. The tax benefit recorded during the quarter was non-cash and relates to releasing a majority of the Partnership's remaining valuation allowance on its net deferred tax assets.

The Adjusted EBITDA loss increased $7.4 million, to $19.4 million, due to lower installation and service gross profit and higher operating expense increases. Adjusted EBITDA is a non-GAAP financial measure (see below reconciliation) that should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) but provides additional information for evaluating the Partnership’s ability to make the Minimum Quarterly Distribution.

“Our fiscal fourth quarter results reflect a decline in service and installation revenues resulting from the current economic climate," said Daniel P. Donovan, Star Gas Partners Chief Executive Officer. “However, we are hopeful that general economic conditions, which impact new equipment installations and home sales, are stabilizing."

Fiscal year ended September 30, 2009 compared to fiscal year ended September 30, 2008

The Partnership reported a 21.8 percent decrease in total revenue, to $1.2 billion, due to a decrease in home heating oil selling prices, a decline in home heating oil volume, and lower service and installation sales. Home heating oil volume decreased by 1.7 million gallons, to 349.4 million gallons, as the additional volume provided by 8.1 percent colder temperatures was more than offset by the effects of net customer attrition, conservation and other factors.

Operating income increased $76.8 million, to $80.1 million, as a favorable non-cash change in the fair value of derivative instruments of $39.2 million and an increase in product gross profit of $52.5 million was somewhat reduced by higher operating expenses (including depreciation and amortization) of $7.9 million and lower service and installation profitability of $7.0 million. While depreciation and amortization expenses declined by $7.4 million, the Partnership’s delivery, branch, and general and administrative expenses increased by $15.3 million. Operating expenses rose largely due to increases in delivery and facility expense, marketing and sales, frozen pension plan expense, insurance costs and other increases.

Net income rose to $131.0 million from a loss in fiscal 2008, up $144.4 million, due to an increase in operating income of $76.8 million, a tax benefit of $57.6 million, and a $9.7 million gain recorded in repurchasing $40.3 million of the Partnership's 10.25% Senior Notes.

Adjusted EBITDA increased $30.3 million, to $85.8 million, as an increase in home heating oil gross profit more than offset lower net service/installation profitability and higher operating costs.

Mr. Donovan continued, “This has been a challenging year in many respects, particularly given oil price volatility, but one that saw Star Gas make a great deal of progress with its operating results and begin to pay distributions on schedule. Over the last 12 months, we have used a portion of our liquidity to repurchase over 4.0 million Partnership units along with $40.3 million of our 10.25% Senior Notes. Our balance sheet is the strongest it’s been in years, allowing us the flexibility to support our working capital requirements for what may be a cold winter ahead while providing capital for opportunistic acquisitions should they present themselves. We plan on continuing our unit repurchase plan and are also contemplating calling a portion of our 10.25% Senior Notes in February, 2010. As the year progresses, we will evaluate the distribution level for the remainder of fiscal 2010. I’d personally like to thank our employees for the efforts they’ve made to improve customer service and execute a business strategy that has led to improved performance this year.”

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA are non-GAAP financial measures that are used as supplemental financial measures by management and external users of our financial statements, such as investors, commercial banks and research analysts, to assess:

  our compliance with certain financial covenants included in our debt agreements;
  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners;
  our operating performance and return on invested capital as compared to those of other companies in the retail distribution of refined petroleum products business, without regard to financing methods and capital structure; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

Adjusted EBITDA is calculated as earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges. Management believes the presentation of this measure is relevant and useful because it allows investors to view the Partnership’s performance in a manner similar to the method management uses, and makes it easier to compare its results with other companies that have different financing and capital structures. In addition, this measure is consistent with the manner in which the Partnership’s debt covenants in its material debt agreements are calculated. Both the Partnership’s 10.25% Senior Note agreement and its bank credit facility contain covenants that restrict equity distributions, acquisitions, and the amount of debt it can incur. Under the most restrictive of these covenants, which is found in the bank credit facility, the agent bank could step in and control all cash transactions for the Partnership if we failed to comply with the minimum availability or the fixed charge coverage ratio. The Partnership is required to maintain either availability (borrowing base less amounts borrowed and letters of credit issued) of $43.5 million (15% of the maximum facility size) or a fixed charge coverage ratio of 1.1 to 1.0 (Adjusted EBITDA being a significant component of this calculation). This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are:

  EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;
  Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER: Star Gas management will host a webcast open to the general public and a conference call on December 10, 2009 at 11:00 a.m. (ET). The webcast will be accessible on the Partnership's website, at www.star-gas.com/events.cfm. The conference call dial-in is 913-312-1430.

Star Gas Partners, L.P., is the nation's largest retail distributor of home heating oil. Additional information is available by obtaining the Partnership’s SEC filings at www.sec.gov and by visiting Star’s website at www.star-gas.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information

This news release includes "forward-looking statements" which represent the Partnership's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of home heating oil; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of future environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; and general economic conditions. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. Important factors that could cause actual results to differ materially from the Partnership's expectations ("Cautionary Statements") are disclosed in this news release and in the Partnership's Annual Report on Form 10-K for the year ended September 30, 2009, including without limitation and in conjunction with the forward-looking statements included in this news release. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS

	Years Ended September 30,
(in thousands)	2009	2008

ASSETS
Current assets
Cash and cash equivalents	$195,160	$178,808
Receivables, net of allowance of $6,267 and $10,821, respectively	58,854	95,691
Inventories	62,636	44,759
Fair asset value of derivative instruments	14,676	7,452
Current deferred tax asset, net	30,135	-
Prepaid expenses and other current assets	15,437	17,589
Total current assets	376,898	344,299

Property and equipment, net	37,494	38,829
Long-term portion of accounts receivables	504	634
Goodwill	182,942	182,011
Intangibles, net	20,468	30,861
Long-term deferred tax asset, net	36,265	-
Deferred charges and other assets, net	9,555	8,799
Total assets	$664,126	$605,433

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$17,103	$16,887
Fair liability value of derivative instruments	665	7,188
Accrued expenses and other current liabilities	64,446	64,670
Unearned service contract revenue	37,121	39,085
Customer credit balances	74,153	85,408
Total current liabilities	193,488	213,238

Long-term debt	133,112	173,752
Other long-term liabilities	31,192	18,466

Partners’ capital
Common unitholders	332,340	219,544
General partner	309	(186)
Accumulated other comprehensive income (loss), net of taxes	(26,315)	(19,381)
Total partners’ capital	306,334	199,977
Total liabilities and partners’ capital	$664,126	$605,433

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in thousands, except per unit data)	2009	2008	2009	2008

Sales:
Product	$73,379	$119,765	$1,032,812	$1,353,950
Installations and service	42,415	46,031	174,001	189,143
Total sales	115,794	165,796	1,206,813	1,543,093
Cost and expenses:
Cost of product	49,674	95,984	708,185	1,081,833
Cost of installations and service	36,780	38,063	167,570	175,759
(Increase) decrease in the fair value of derivative instruments	1,374	71,450	(13,690)	25,467
Delivery and branch expenses	43,240	40,076	222,740	211,868
Depreciation and amortization expenses	3,553	6,211	19,406	26,784
General and administrative expenses	5,521	3,708	22,480	18,077
Operating income (loss)	(24,348)	(89,696)	80,122	3,305
Interest expense	(4,355)	(4,781)	(17,842)	(20,691)
Interest income	612	1,899	4,205	6,883
Amortization of debt issuance costs	(1,018)	(592)	(2,750)	(2,339)
Gain (loss) on redemption of debt	(34)	-	9,706	-
Income (loss) before income taxes	(29,143)	(93,170)	73,441	(12,842)
Income tax expense (benefit)	(61,449)	(1,261)	(57,597)	566
Net income (loss)	$32,306	$(91,909)	$131,038	$(13,408)
General Partner’s interest in net income (loss)	138	(393)	561	(57)
Limited Partners’ interest in net income (loss)	$32,168	$(91,516)	$130,477	$(13,351)

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$0.43	$(1.21)	$1.72	$(0.18)
Dilutive impact of theoretical distribution of earnings under FASB ASC 260-10-45-60 (EITF 03-06)	0.07	-	0.29	-
Limited Partner’s interest in net income (loss) under FASB ASC 260-10-45-60	$0.36	$(1.21)	$1.43	$(0.18)

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	75,629	75,774	75,738	75,774

SUPPLEMENTAL INFORMATION STAR GAS PARTNERS, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (unaudited)

	Three Months Ended September 30,
(in thousands)	2009	2008

Net income (loss)	$32,306	$(91,909)
Plus:
Income tax benefit	(61,449)	(1,261)
Amortization of debt issuance cost	1,018	592
Interest expense, net	3,743	2,882
Depreciation and amortization	3,553	6,211
EBITDA from continuing operations	(20,829)	(83,485)

(Increase) / decrease in the fair value of derivative instruments	1,374	71,450
Loss on redemption of debt	34	-
Adjusted EBITDA	(19,421)	(12,035)

Add / (subtract)
Income tax benefit	61,449	1,261
Interest expense, net	(3,743)	(2,882)
Provision for losses on accounts receivable	1,053	973
(Increase) decrease in accounts receivables	22,307	55,974
(Increase) decrease in inventories	(7,152)	10,473
Increase in customer credit balances	12,842	52,350
Change in deferred taxes	(61,355)	-
Change in other operating assets and liabilities	(8,333)	(16,214)
Net cash provided by (used in) operating activities	$(2,353)	$89,900

Net cash used in investing activities	$(1,913)	$(2,016)

Net cash used in financing activities	$(17,990)	$(1)

Home heating oil gallons sold	20,900	22,700

SUPPLEMENTAL INFORMATION STAR GAS PARTNERS, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (unaudited)

	Twelve Months Ended September 30,
(in thousands)	2009	2008

Net income (loss)	$131,038	$(13,408)
Plus:
Income tax expense (benefit)	(57,597)	566
Amortization of debt issuance cost	2,750	2,339
Interest expense, net	13,637	13,808
Depreciation and amortization	19,406	26,784
EBITDA from continuing operations	109,234	30,089

(Increase) / decrease in the fair value of derivative instruments	(13,690)	25,467
Gain on redemption of debt	(9,706)	-
Adjusted EBITDA	85,838	55,556

Add / (subtract)
Income tax (expense) benefit	57,597	(566)
Interest expense, net	(13,637)	(13,808)
Provision for losses on accounts receivable	10,310	11,961
(Increase) decrease in accounts receivables	26,657	(28,002)
(Increase) decrease in inventories	(17,747)	41,368
Increase (decrease) in customer credit balances	(11,964)	13,390
Change in deferred taxes	(61,355)	-
Change in other operating assets and liabilities	2,756	(8,344)
Net cash provided by operating activities	$78,455	$71,555

Net cash used in investing activities	$(7,568)	$(5,488)

Net cash used in financing activities	$(54,535)	$(145)

Home heating oil gallons sold	349,400	351,100

CONTACT:
Star Gas Partners
Investor Relations, 203-328-7310
or
Darrow Associates, Inc.
Chris Witty, 646-438-9385
cwitty@darrowir.com